Exhibit 99.1
THE REALREAL ANNOUNCES THIRD QUARTER 2026 RESULTS
Third Quarter Delivers Record Revenue, GMV and Orders as Active Buyer Growth Accelerates and Margins Expand; Company Raises Full Year Outlook

SAN FRANCISCO, October 29, 2026 - The RealReal, Inc. (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its third quarter ended September 30, 2026. Third quarter 2026 gross merchandise value (GMV) and total revenue increased 23% and 19% compared to the third quarter of 2025, respectively. Consignment revenue grew 18% compared to the prior year period, and Direct Revenue grew 19% year-over-year in the third quarter. During the quarter, gross margin of 74.9% improved 64 basis points compared to the same period in 2025. Third quarter Adjusted EBITDA margin was 8.3%, an increase of 290 basis points versus the prior year period.

"Q3 was another record quarter for The RealReal, with quarterly all-time highs in GMV, revenue and orders, with our strongest quarterly order growth since 2022, up 15% versus last year,” said Rati Levesque, CEO of The RealReal. “Alongside that growth we expanded adjusted EBITDA margin by 290 basis points, and earlier this month we completed a key refinancing extending our debt maturity profile and positioning the business to continue deleveraging in the years ahead.”

Levesque continued, “Underlying those results is a fundamental change in how people shop for luxury fashion, and our purpose-built platform is helping to drive it. Customers increasingly start their journey with us and engage well beyond the transaction, to discover what to buy, to track what they own, and to decide when to sell. That is the new operating system for luxury fashion ownership, and that is what we are building. Our performance this quarter reinforces our conviction in the direction of the business and our ability to execute, and we are raising our full-year outlook."

Third Quarter Highlights
•GMV was $642 million, an increase of 23% compared to the same period in 2025
•Total Revenue was $206 million, an increase of 19% compared to the same period in 2025
•Gross Profit was $154 million, an increase of $25 million compared to the same period in 2025
•Gross Margin was 74.9%, an increase of 64 basis points compared to the same period in 2025
•Net Income (Loss) was $16 million or 7.8% of total revenue, compared to $(54) million or (31.1)% of total revenue in the same period in 2025. Third Quarter 2026 Net Income includes a $21.2 million non-cash adjustment as a result of the change in fair value of warrant liability.
•Adjusted EBITDA was $17.0 million or 8.3% of total revenue compared to $9.3 million or 5.4% of total revenue in the same period in 2025
•GAAP basic net income (loss) per share was $0.13 compared to $(0.47) in the prior year period and GAAP diluted net loss per share was $(0.04) compared to $(0.49) in the prior year period
•Non-GAAP basic and diluted net income (loss) attributable to common stockholders per share was $0.02 compared to $(0.04) in the prior year period
•Top-line-related Metrics
◦Trailing twelve months active buyers was 1,152,000, an increase of 13% compared to the same period in 2025
◦Average order value (AOV) was $629, an increase of 8% versus the same period in 2025

Q4 and Full Year 2026 Guidance
Based on market conditions as of October 29, 2026, we are raising our full year guidance. Additionally, we are providing guidance for fourth quarter 2026 GMV, Total Revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q4 2026	Full Year 2026
GMV	$720 - $735 million	$2.585 - $2.600 billion
Total Revenue	$218 - $222 million	$806 - $810 million
Adjusted EBITDA	$27.5 - $29.0 million	$71.1 - $72.6 million

Webcast and Conference Call
The RealReal will host a conference call to review the company’s third quarter results beginning at approximately 2:00 p.m. Pacific Time today (5:00 p.m. Eastern Time). A live webcast of the conference call and accompanying materials will be available online at investor.therealreal.com. A replay of the webcast will be available at the same location. To access the conference please register using this link:
https://the-realreal-earnings-call-q3-2026.open-exchange.net/registration.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated resale luxury goods, trusted by a community of 45 million members. Its full-service consignment model across fashion, fine jewelry and watches, art and home, makes it easy for customers to buy and sell luxury wherever they are. The Company combines rigorous, expert-led authentication with AI and proprietary technology to optimize operations and pricing while streamlining the customer experience. Backed by 15 years of proprietary data and more than 55 million items sold, The RealReal has become the preferred destination for modern luxury resale, redefining the luxury lifecycle.

Investor Relations Contact:
IR@therealreal.com
Press Contact:
PR@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of uncertainty surrounding macro-economic trends, financial guidance, anticipated growth in 2026, the anticipated impact of generative AI, and financial targets, goals and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, our ability to successfully complete, and realize the anticipated benefits of, our plans to strengthen our balance sheet, inflation, macroeconomic uncertainty, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue (“Adjusted EBITDA Margin”), free cash flow, non-GAAP net income (loss) attributable to common stockholders, and non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.

We calculate Adjusted EBITDA as net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax expense on employee stock transactions, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses. The employer payroll tax expense related to employee stock transactions is tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net income (loss) or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax expense on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax expense will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net income (loss) plus stock-based compensation expense, provision (benefit) for income taxes, payroll tax expense on employee stock transactions, gain on extinguishment of debt, change in fair value of warrant liabilities and certain one-time expenses divided by weighted average shares outstanding. We believe that making these adjustments before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Consignment revenue	$159,145	$134,429	$453,254	$386,863
Direct revenue	27,381	22,928	78,976	63,877
Shipping services revenue	19,590	16,216	56,172	48,054
Total revenue	206,116	173,573	588,402	498,794
Cost of revenue:
Cost of consignment revenue	17,042	14,318	48,564	41,033
Cost of direct revenue	22,245	18,130	62,936	50,550
Cost of shipping services revenue	12,427	12,205	37,964	35,592
Total cost of revenue	51,714	44,653	149,464	127,175
Gross profit	154,402	128,920	438,938	371,619
Operating expenses:
Marketing	18,204	14,146	55,143	45,549
Operations and technology	78,510	70,703	225,935	206,667
Selling, general and administrative	56,216	51,621	160,945	149,609
Total operating expenses (1)	152,930	136,470	442,023	401,825
Income (loss) from operations	1,472	(7,550)	(3,085)	(30,206)
Change in fair value of warrant liability	21,224	(43,928)	49,976	3,112
Gain on extinguishment of debt	—	3,684	—	40,785
Interest income	846	818	2,749	3,301
Interest expense	(7,483)	(7,085)	(22,026)	(20,443)
Other income, net	58	34	415	642
Income (loss) before provision for income taxes	16,117	(54,027)	28,029	(2,809)
Provision for income taxes	111	24	320	208
Net income (loss) attributable to common stockholders	$16,006	$(54,051)	$27,709	$(3,017)
Net income (loss) per share attributable to common stockholders
Basic	$0.13	$(0.47)	$0.23	$(0.03)
Diluted	$(0.04)	$(0.49)	$(0.18)	$(0.38)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	122,116,628	115,893,232	120,897,549	113,793,229
Diluted	128,147,178	116,772,661	126,983,659	121,904,021

(1) Includes stock-based compensation as follows:
Marketing	$403	$27	$1,170	$754
Operations and technology	2,354	2,294	6,911	7,195
Selling, general and administrative	4,415	4,284	12,939	14,223
Total	$7,172	$6,605	$21,020	$22,172

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$130,405	$151,231
Accounts receivable, net	27,870	23,822
Inventory, net	37,449	30,843
Prepaid expenses and other current assets	22,480	21,595
Total current assets	218,204	227,491
Property and equipment, net	104,204	96,148
Operating lease right-of-use assets	59,835	64,641
Restricted cash	14,777	14,808
Other assets	6,656	5,945
Total assets	$403,676	$409,033
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$13,822	$14,565
Accrued consignor payable	108,887	111,497
Operating lease liabilities, current portion	23,172	24,645
Other accrued and current liabilities	115,032	113,533
Total current liabilities	260,913	264,240
Operating lease liabilities, net of current portion	60,120	66,793
Convertible Senior Notes, net	231,898	230,833
Non-convertible notes, net	147,665	140,980
Warrant liability	53,464	114,353
Other noncurrent liabilities	4,042	7,352
Total liabilities	758,102	824,551
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of September 30, 2026, and December 31, 2025; 122,650,017 and 118,318,917 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively	1	1
Additional paid-in capital	913,490	880,107
Accumulated deficit	(1,267,917)	(1,295,626)
Total stockholders’ deficit	(354,426)	(415,518)
Total liabilities and stockholders’ deficit	$403,676	$409,033

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$27,709	$(3,017)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	23,991	24,840
Stock-based compensation expense	21,020	22,172
Reduction of operating lease right-of-use assets	12,997	11,957
Bad debt expense	1,922	2,045
Non-cash interest expense	(414)	1,483
Accretion of debt discounts and issuance costs	1,573	1,663
Provision for inventory write-downs and shrinkage	3,073	2,228
Gain on debt extinguishment	—	(40,785)
Change in fair value of warrant liability	(49,976)	(3,112)
Loss (gain) related to warehouse fire, net	—	(362)
Other adjustments	15	(29)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,970)	(12,426)
Inventory, net	(9,679)	(8,343)
Prepaid expenses and other current assets	(885)	1,079
Other assets	(770)	(499)
Operating lease liability	(16,337)	(16,369)
Accounts payable	235	663
Accrued consignor payable	(2,610)	(2,915)
Other accrued and current liabilities	5,851	7,201
Other noncurrent liabilities	(1,777)	16
Net cash provided by (used in) operating activities	9,968	(12,510)
Cash flow from investing activities:
Insurance proceeds related to warehouse fire	—	2,309
Capitalized proprietary software development costs	(10,889)	(9,658)
Purchases of property and equipment	(21,158)	(14,955)
Net cash used in investing activities	(32,047)	(22,304)
Cash flow from financing activities:
Proceeds from exercise of stock options	322	310
Taxes paid related to restricted stock vesting	(118)	(120)
Repayment of 2025 Notes	—	(26,749)
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	1,018	838
Cash received from settlement of capped calls in conjunction with the 2025 Note Exchanges	—	1,907
Issuance costs paid related to the 2025 Note Exchanges	—	(5,214)
Net cash provided by (used in) financing activities	1,222	(29,028)
Net decrease in cash, cash equivalents and restricted cash	(20,857)	(63,842)
Cash, cash equivalents and restricted cash
Beginning of period	166,039	187,123
End of period	$145,182	$123,281

The following table reflects the reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA Reconciliation:
Net income (loss)	$16,006	$(54,051)	$27,709	$(3,017)
Net income (loss) (% of revenue)	7.8%	(31.1)%	4.7%	(0.6)%
Depreciation and amortization	8,074	8,209	23,991	24,840
Interest income	(846)	(818)	(2,749)	(3,301)
Interest expense	7,483	7,085	22,026	20,443
Provision for income taxes	111	24	320	208
EBITDA	30,828	(39,551)	71,297	39,173
Stock-based compensation	7,172	6,605	21,020	22,172
Payroll tax expense on employee stock transactions	234	285	1,270	1,084
Gain on extinguishment of debt (1)	—	(3,684)	—	(40,785)
Change in fair value of warrant liability (2)	(21,224)	43,928	(49,976)	(3,112)
One-time expenses (3)	—	1,711	—	1,711
Adjusted EBITDA	$17,010	$9,294	$43,611	$20,243
Adjusted EBITDA (% of revenue)	8.3%	5.4%	7.4%	4.1%

(1) The gain on extinguishment of debt for the three and nine months ended September 30, 2025 reflects the difference between the carrying value of the 2025 Exchanged Notes and the fair value of the 2031 Notes.
(2) The change in fair value of warrant liability for the three and nine months ended September 30, 2026 and September 30, 2025 reflects the remeasurement of the Warrants issued by the Company in connection with the 2024 Note Exchange in February 2024.
(3) One time expenses for the three and nine months ended September 30, 2025 consist of employee severance costs associated with a departmental reorganization, including certain executives, recorded within Marketing and Selling, General and Administrative expenses on the condensed statements of operations.

A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net income (loss) attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$16,006	$(54,051)	$27,709	$(3,017)
Stock-based compensation	7,172	6,605	21,020	22,172
Payroll tax expense on employee stock transactions	234	285	1,270	1,084
Provision for income taxes	111	24	320	208
Gain on extinguishment of debt	—	(3,684)	—	(40,785)
Change in fair value of warrant liability	(21,224)	43,928	(49,976)	(3,112)
One-time expenses	—	1,711	—	1,711
Non-GAAP net income (loss) attributable to common stockholders	$2,299	$(5,182)	$343	$(21,739)
Weighted-average common shares outstanding to calculate Non-GAAP net income (loss) attributable to common stockholders per share, basic and diluted	122,116,628	115,893,232	120,897,549	113,793,229
Non-GAAP net income (loss) attributable to common stockholders per share, basic and diluted	$0.02	$(0.04)	$0.00	$(0.19)
The following table presents a reconciliation of net cash provided for (used in) operating activities to free (negative) cash flow for each of the periods indicated (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$24,976	$19,330	$9,968	$(12,510)
Purchase of property and equipment and capitalized proprietary software development costs	(13,708)	(5,612)	(32,047)	(24,613)
Free (negative) cash flow	$11,268	$13,718	$(22,079)	$(37,123)

Key Financial and Operating Metrics:

	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026	June 30, 2026	September 30, 2026
	(In thousands, except AOV and percentages)
GMV	$433,074	$503,534	$490,405	$504,105	$519,814	$615,683	$606,359	$617,260	$641,502
NMV	$335,191	$383,447	$370,757	$379,377	$397,062	$466,924	$458,747	$470,392	$490,528
Consignment Revenue	$116,908	$128,126	$123,814	$128,620	$134,429	$149,014	$145,893	$148,216	$159,145
Direct Revenue	$15,623	$19,524	$20,454	$20,495	$22,928	$27,214	$25,808	$25,787	$27,381
Shipping Services Revenue	$15,224	$16,345	$15,765	$16,073	$16,216	$17,823	$18,014	$18,568	$19,590
Number of Orders	829	870	869	868	890	960	938	937	1,020
Take Rate	38.6%	37.7%	38.6%	37.9%	37.9%	36.5%	36.4%	35.9%	36.8%
Active Buyers	958	972	985	1,001	1,024	1,056	1,083	1,107	1,152
AOV	$522	$579	$564	$581	$584	$641	$646	$659	$629